Exhibit 5.1

October 4, 2024

Edesa Biotech, Inc.
100 Spy Court

Markham, ON L3R 5H6

Canada

Dear Sirs/Mesdames:

Re:	Edesa Biotech, Inc. - At-the-Market Offering

We have acted as Canadian legal counsel to Edesa Biotech, Inc., a British Columbia corporation (the “Company”), in connection with a continuous “at-the-market” offering (the “Offering”) of up to 2,211,428 common shares of the Company, no par value (“Common Stock”) with an aggregate offering price of up to US$3,870,000 (due to the offering limitations applicable under General Instruction I.B.6. of form S-3 and the Company’s public float as of the date of the Prospectus Supplement, as defined hereunder) to be sold under a prospectus supplement filed by the Company with the United States Securities and Exchange Commission (“SEC”) on October 4, 2024 (the “Prospectus Supplement”) pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the “Act”), supplementing the Company’s existing shelf registration statement on Form S-3 (File No. 333-266604) filed by the Company with the SEC, which was declared effective by the SEC on August 12, 2022 (the “Registration Statement”) and the prospectus contained therein (the “Base Prospectus”, and together with the Prospectus Supplement, the “Prospectus”). The 2,211,428 shares of Common Stock issuable under the Registration Statement and Prospectus are hereinafter referred to as the “Offered Shares”.

The Offering is to be made pursuant to the terms of an at-the-market offering agreement (the “Distribution Agreement”) between the Company and H.C. Wainwright & Co., LLC, as sales agent, principal, or sales agent and principal, as applicable, pursuant to which the Company may issue and sell Offered Shares from time to time in negotiated transactions or transactions that are deemed to be “at the market offerings” as defined in Rule 415(a)(4) under the Act.

We have reviewed, but not participated in the preparation of: (i) the Registration Statement; (ii) the Prospectus; and (iii) the Distribution Agreement.

We have examined originals or certified copies of such corporate records, documents, certificates and instruments as we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of originals or such latter documents. As to various questions of fact material to such opinion that we have not independently established or verified, information with respect to which is in possession of the Company, we have relied upon certificates and other records and certificates of officers of the Corporation, including a certificate of an officer of the Company, dated the date hereof, certifying certain factual matters including, among other things: (i) the notice of articles and articles of the Company; (ii) the incumbency of certain officers of the Company; and (iii) resolutions passed by the directors of the Company approving, among other things, the execution, delivery and performance by the Company of its obligations under the Distribution Agreement. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, including the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and, the validity and binding effect on all such parties.

In rendering our opinions set forth herein, we have also assumed that, at the time of any offer and sale of Offered Shares (i) the Company has been duly organized and is validly existing and in good standing, and has the requisite legal status and legal capacity, under the laws of the Province of British Columbia; (ii) the Company has complied and will comply with the laws of all relevant jurisdictions in connection with the transactions contemplated by, and the performance of its obligations under, the Registration Statement and the Distribution Agreement; (iii) the Registration Statement and any amendments thereto (including any post-effective amendments thereto) has become effective under the Act; (iv) the Distribution Agreement will have been duly authorized and validly executed and delivered by any party thereto other than the Company, and will be filed with the SEC on a Current Report on Form 8-K or other applicable periodic report in the manner contemplated in the Registration Statement and the Prospectus Supplement; and (v) that the Offered Shares will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement, the Prospectus Supplement and the Distribution Agreement. As to any facts material to our opinion, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Company.

Based solely upon and subject to the foregoing, and subject to the assumptions, limitations, exceptions and qualifications stated herein, we are of the opinion that, with respect to any Offered Shares, when such Offered Shares have been issued and delivered against payment therefor in accordance with the terms of the Distribution Agreement, with certificates representing such Offered Shares having been duly executed, countersigned, registered and delivered or, if uncertificated, valid book-entry notations therefor having been made in the central securities register of the Company, in accordance with the terms of the Distribution Agreement, the Offered Shares will be validly issued, fully paid and non-assessable.

The matters expressed in this letter are subject to and qualified and limited by (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally; (ii) the effects of general equitable principles, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, whether enforcement is considered in a proceeding in equity or law; (iii) the discretion of the court before which any proceeding for enforcement may be brought; and (iv) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to the public policy. We express no opinion as to the sufficiency of any consideration to be paid for any Offered Shares or actual receipt of such consideration.

We are qualified to practice law in the Province of British Columbia, and we do not purport to be experts on the law of any other jurisdiction other than the Province of British Columbia and the federal laws of Canada applicable therein. We do not express any opinion herein concerning any law other than the laws of the Province of British Columbia and the federal laws of Canada applicable therein. We express no opinion and make no representation with respect to the law of any other jurisdiction. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the use of our firm name where it appears in each of the Prospectus and the Prospectus Supplement under the caption “Legal Matters”. In giving this consent, we do not admit that we included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.

Yours truly,

/s/ FASKEN MARTINEAU DuMOULIN LLP

FASKEN MARTINEAU DuMOULIN LLP